Exhibit 99.1

Absci Announces Research Collaboration with Merck

Collaboration to leverage Absci’s Deep Learning-Enabled Drug Creation™ and Bionic Protein™ technologies

VANCOUVER, Wash. January 7, 2022 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins, today announced that it has entered into a research collaboration with Merck (known as MSD outside the United States and Canada), using Absci’s AI-powered Integrated Drug Creation™ Platform.

Under the collaboration, Absci will deploy its Bionic Protein™ non-standard amino acid technology to produce enzymes tailored to Merck’s biomanufacturing applications and receive an upfront and certain other milestone payments. In addition, Merck has the option to nominate up to three targets and enter into a drug discovery collaboration agreement, and Absci would then be eligible to receive up to $610 million in upfront fees and milestone payments for all three targets, as well as research funding and tiered royalties on sales.

Sean McClain, founder and CEO of Absci, commented, “We are very pleased to establish this collaboration with Merck and to be working with its world class research organization to generate novel enzymes. We look forward to applying our AI-driven platform to create new biologic candidates with the potential to meaningfully improve the lives of patients.”

“At Merck we are continually evaluating new ways to build, expand and refine our biologics capabilities,” said Dr. Fiona Marshall, senior vice president and head of discovery, preclinical and translation medicine, Merck Research Laboratories. “Absci’s platform offers a compelling opportunity to design new biologic candidates and explore the expression of complex proteins.”

About Absci

Absci is the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including Bionic Proteins™ containing nonstandard amino acids, and other novel drug designs that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci.

Availability of Other Information about Absci

Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information that we post on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website, or any other

Exhibit 99.1
website that may be accessed from our website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Absci Forward-Looking Statements

Certain statements relating to Absci in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “may,” "pursues," “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “potential,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding technology development and collaboration efforts, discovery and development activities, milestone payments, future collaboration arrangements and potential fees, payments, funding and royalties, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to collaboration efforts; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

investors@absci.com

Media Contact:

press@absci.com